Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141734 Post-Effective Amendment No. 1 to Form SB-2 on Form S-3 of our report dated March 31, 2017 relating to the consolidated financial statements of China Pharma Holdings, Inc. and subsidiaries as of and for the years ended December 31, 2016 and 2015 appearing in this Annual Report on Form 10-K of China Pharma Holdings, Inc. for the year ended December 31, 2016.

/s/ B F Borgers CPA PC

B F Borgers CPA PC

Lakewood, CO

March 31, 2017